Exhibit 10.1

Rivian Automotive, Inc.

2015 Long-Term Incentive Plan

(as amended and restated as of May 14, 2021)

1. Purpose of the Plan.

This Plan is intended to further the growth and success of the Company and its Affiliates by: (1) providing the Board and management with flexibility to attract, motivate and retain key employees and directors whose present and potential contributions are important to the success of the business; (2) providing additional financial incentives for Participants to excel in their performance of services to the Company and its Affiliates; and (3) directly linking Participants’ compensation with overall growth in the value of the Company and its Affiliates.

2. Definitions.

The following capitalized terms shall have the meanings attributed to them below when used in this Plan.

Administrator means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4.

Affiliate means any Subsidiary or other entity that is directly or indirectly controlled by the Company. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.

Applicable Law means all applicable U.S. Federal and state laws, the requirements under any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

Award means a Stock Award, Option, Stock Appreciation Right, Stock Unit or Other Stock-Based Award granted in accordance with the terms of the Plan, or any other property (including cash) granted pursuant to the provisions of the Plan.

Award Agreement means a Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement, Stock Unit Agreement or Other Stock-Based Award Agreement, which may be in writing (which shall include written agreements in electronic format), in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. The Award Agreement shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement being signed by the Company or the Participant receiving the Award unless specifically so provided in the Award Agreement.

Awardee means an Employee, Director or Contractor who has been granted an Award under the Plan.

Board means the Board of Directors of the Company.

Change in Control shall mean a “Change in Control” as described in Exhibit A.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means a committee of Directors appointed by the Board in accordance with Section 4, if any. References herein to the Committee shall be read to mean the Board if no Committee is appointed hereunder.

Common Shares means the common stock of the Company, par value $0.01 per share.

Company means Rivian Automotive, Inc., a Delaware corporation, or, except as utilized in the definition of Change in Control, its successor.

Contractor means a Person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Affiliate, provided that the identity of such Person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such Person pursuant to this Plan in reliance on either an exemption from registration under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

Director means a member of the Board.

Disability means (A) permanent and total disability as determined under the Company’s long- term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Administrator determines otherwise in an applicable Award Agreement, “Disability” as determined by the Administrator. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A, (ii) the Participant’s “separation from service” within the meaning of Section 409A and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

Disaffiliation means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

Employee means a regular, active employee of the Company or any Affiliate (including an Officer or Director who is also a regular, active employee of the Company or any Affiliate) who is not subject to a collective bargaining agreement or deemed to be represented, in whole or in part, by a union of organized labor. For any and all purposes under the Plan, the term “Employee” shall not include a person hired as a leased employee or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Market Value means the closing price for a Common Share reported on a consolidated basis on the exchange on which Common Shares are traded on the date of measurement, or if Common Shares were not traded on such measurement date, then on the next preceding date on which Common Shares were traded, all as reported by such source as the Administrator may select. If the Common Shares are not listed on a national securities exchange, Fair Market Value shall be determined in good faith by the Administrator in its sole discretion, taking into account, to the extent appropriate, the requirements of Section 409A (including, without limitation, the requirement that fair market value be determined through the reasonable application of a reasonable valuation method).

Grant Date means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective, as determined by the Administrator.

Incentive Stock Option means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and that actually does so qualify.

Ineligibility Event means a regular, active employee of the Company or any Affiliate becoming subject to a collective bargaining agreement, or being deemed to be represented, in whole or in part, by a union of organized labor.

Non-Employee Director means a Director who is not an Employee of the Company.

Nonqualified Stock Option means an Option that is not an Incentive Stock Option.

Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

Option means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

Other Stock-Based Award means an Award granted pursuant to Section 12 on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).

Participant means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

Person means any individual, corporation, partnership, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity.

Plan means this 2015 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

Retirement means voluntary Termination of Employment by an Employee from the Company and its Affiliates after the Employee has attained age sixty-five (65) and completed at least five (5) years of service with the Company and its Affiliates.

Section 409A means Section 409A of the Code and state and local laws, rules and regulations with the same or similar purpose.

Securities Act means the United States Securities Act of 1933, as amended.

Share means a Common Share, as adjusted in accordance with Section 15.

Stock Appreciation Right means a right granted under Section 10 on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).

Stock Award means an award or issuance of Shares made under Section 11, the grant, issuance, retention, vesting or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

Stock Unit means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

Stock Unit Award means an award or issuance of Stock Units made under Section 12, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Unit Award Agreement”).

Subsidiary means any corporation or other entity (other than the Company) in an unbroken chain of corporations or other entities beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock or other equivalent equity interests, in one of the other corporations or other entities in such chain.

Termination for Cause means, unless otherwise provided in an Award Agreement, Termination of Employment, the occurrence of an Ineligibility Event, termination of status as Non-Employee Director or termination of status as Contractor on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the violation of the written policies, procedures or rules of the Company or, if applicable, violation of the policies, procedures or rules governing Contractor conduct, provided that, for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a Termination for Cause.

Termination of Employment means, for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Administrator, if a Participant’s employment with, or membership on, a board of directors (or similar governing body) of the

Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a Non-Employee Director capacity or as a Contractor or an Employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall not be deemed to incur a Termination of Employment if such Participant ceases to be employed by, or perform services for such Subsidiary, Affiliate, or division, as the case may be, and the Participant immediately thereafter becomes an Employee of (or service provider for), or member of the board of directors (or similar governing body) of, the Company or another Subsidiary or Affiliate. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an Employee of (or service provider for), or member of the board of directors (or similar governing body) of, the Company or another Subsidiary or Affiliate. Unless otherwise determined by the Administrator, temporary absences from employment because of illness, vacation or leave of absence shall not be considered Terminations of Employment and vesting of Awards may be adjusted to reflect such temporary absences in accordance with Company policy in effect from time to time. Unless otherwise determined by the Administrator, transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. In addition, Termination of Employment shall mean a “separation from service” under Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to Section 409A, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.

3. Stock Subject to the Plan.

(a) Aggregate Limit. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan is one hundred thirteen million eight hundred sixty-three thousand eight hundred thirty-four (113,863,834) Shares. The Shares issued under the Plan may be either issued Shares reacquired by the Company and held as treasury shares or authorized but unissued Shares. In no event will the Shares that are subject to or delivered under Awards granted under the Plan exceed the number of Shares authorized under the Company’s Articles of Incorporation, as amended from time to time.

(b) Code Section 422 Limits. Subject to the provisions of Section 15(a) of the Plan, the aggregate number of Shares that may be issued under the Plan through Incentive Stock Options shall not exceed one hundred percent (100%) of the maximum aggregate number of Shares that may be subject to or delivered under Awards granted under the Plan, as the same may be amended from time to time under the terms of the Plan.

(c) Share Counting Rules.

(i) For purposes of this Section 3, Shares subject to Awards that have been canceled, expired, or not issued or forfeited for any reason (in whole or in part) shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan and shall be available for future Awards granted under this Plan. In addition, Shares subject to Awards that have been canceled, expired, or not issued or forfeited for any reason shall not reduce any other limitation on Shares to which such Shares were subject at the time of the Award, and shall be available for future Awards of the type subject to such limitations. Shares subject to Awards that have been settled in cash shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards unless and until the aggregate sum of such cash settlements equals forty percent (40%) of the value of the authorized Shares, in which case any Shares subject to Awards that have been settled in cash thereafter shall reduce the aggregate number of Shares which may be subject to or delivered under Awards.

(ii) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price of an Award, and Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an Award, shall be available for grant under the Plan on a one-for-one basis. Shares subject to Awards that have been retained by the Company in payment or satisfaction of a tax withholding obligation with respect to an Awardee shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards unless and until the number of Shares retained equals forty percent (40%) of the authorized Shares, in which case any Shares subject to Awards that have been retained in payment or satisfaction of a tax withholding obligation thereafter shall reduce the aggregate number of Shares which may be subject to or delivered under Awards.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan shall be administered by the Board, any Committee designated by the Board to so administer this Plan and their respective delegates.

(ii) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i) to select the Contractors, Non-Employee Directors and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of Common Shares to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Contractors, Employees and Non-Employee Directors;

(iv) to determine the Fair Market Value of Shares;

(v) to approve forms of Award Agreements;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vii) to correct administrative errors;

(viii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda), Awards granted pursuant to the Plan, administrative forms, policies and procedures and any other extrinsic documents relating to the Plan;

(ix) to adopt forms, rules, policies and procedures relating to the operation and administration of the Plan;

(x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(xi) to modify or amend each Award, including, but not limited to, the acceleration of vesting or exercisability; provided, however, that any such modification or amendment: (A) is subject to the Plan amendment provisions set forth in Section 16, and (B) may not materially impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either: (Y) is required or advisable for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment;

(xii) to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a fair market value equal to the amount required to be withheld. The fair market value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including, without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards;

(xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, accountants and consultants as it may select.

(d) Indemnity. To the extent allowable under Applicable Law, each member of the Committee or of the Board and any person to whom the Board or Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan, and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation, by-laws or regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5. Eligibility.

Awards may be granted only to Employees, Directors and Contractors of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code).

6. Term of Plan.

The Plan became effective April 1, 2015, the date of its adoption by the Board (the “Effective Date”), and was initially approved by shareholders of the Company on April 1, 2015. The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless terminated earlier under Section 16.

7. Term of Award.

Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan. In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter or longer term as may be provided in the Award Agreement. However, in the case of an Incentive Stock Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement, or if granted to an individual who, immediately before the Incentive Stock Option is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or Affiliate employing the Awardee or of any related corporation (a “10% Owner”), the term shall be five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals or the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price. The per Share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date, and the per Share exercise price for the Shares to be issued upon exercise of an Incentive Stock Option shall be no less than 110% of the Fair Market Value per Share on the Grant Date if the Incentive Stock Option is granted to a 10% Owner.

(c) Option Repricings. Subject to Section 15, the exercise price of an Option may be reduced without obtaining shareholder approval.

(d) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator and as specified in the Option Agreement. In the absence of any specific language in the Option Agreement regarding vesting, each Option will vest in annual installments of 25%, with the first installment vesting on the first anniversary of the grant date, and an additional 25% vesting on each subsequent anniversary of the grant date, until such options are 100% vested. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time or such performance or other requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) certified or bank cashier’s check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Awardee in cash);

(iv) subject to any conditions or limitations established by the Administrator, the Company withholding Shares otherwise issuable upon exercise of an Option;

(v) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

(vi) such other consideration and method of payment for the issuance of Shares deemed appropriate by the Administrator to the extent permitted by Applicable Law; or

(vii) any combination of the foregoing methods of payment.

(g) Procedure for Exercise; Rights as a Shareholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.

(ii) An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the Person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

(iii) Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion. An Option may not be exercised for a fraction of a Share.

(h) Termination of Employment, Non-Employee Director Status or Contractor Status. The Administrator shall determine as of the Grant Date (but subject to modification subsequent to the Grant Date) the effect a Termination of Employment, termination from membership on the Board by a Non-Employee Director or cessation of status as a Contractor shall have on any Option. Unless otherwise provided in the Award Agreement:

(i) Termination of Employment, Non-Employee Director Status or Contractor Status without Cause. If a Participant experiences, by reason other than Termination for Cause, a Termination of Employment, a termination of his or her status as a Non-Employee Director or a termination of his or her status as a Contractor then, except as otherwise provided in an applicable Award Agreement or any determination by the Administrator, to the extent an Option held by such Participant is vested and only to the extent such Option is exercisable under the terms of the Award Agreement, such Option may thereafter be exercised by the Participant, the legal representative of the Participant’s estate, the legatee of the Participant under the will of the Participant, or the distribute of the Participant’s estate, whichever is applicable: (x) if the Grant Date of the Option is on or after an Initial Public Offering, for a period of ninety (90) days following the Participant’s Termination of Employment, termination of his or her status as a Non-Employee Director or termination of his or her status as a Contractor (or one year in the event Termination of Employment is on account of death or Disability) but in no event later than the expiration of the stated term of such Option; or (y) if the Grant Date of the Option is prior to an Initial Public Offering until the expiration of the stated term of such Option (other than in the case of Incentive Stock Options, wherein the period shall not exceed one year).

(ii) Termination for Cause. If a Participant experiences a Termination for Cause, any and all outstanding Options (whether vested or unvested) granted to such Participant shall immediately lapse and be of no force or effect.

(i) Restrictions on Shares Subject to Stock Options. Shares issued upon the exercise of any Option may be made subject to such disposition, transferability or other restrictions or conditions as the Administrator may determine, in its discretion, and as shall be set forth in the applicable Option Agreement.

(j) Transferability. Except as otherwise provided in this subsection, Options shall not be transferable, and any attempted transfer (other than as provided in this subsection) shall be null and void. Except for Options transferred as provided in this subsection, all Options shall be exercisable during an Awardee’s lifetime only by the Awardee. Without limiting the generality of the foregoing, Options may be transferred only upon the Awardee’s death and only by will or the laws of descent and distribution and, in the case of such transfer, shall be exercisable only by the transferee or such transferee’s legal representative.

9. Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only Employees (who qualify as employees under Section 3401(c) of the Code) of the Company or any of its Subsidiaries (within the meaning of Section 424(f) of the Code) may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code. If any such terms and conditions, as of the Grant Date or any later date, do not so comply, the Option will be treated thereafter for tax purposes as a Nonqualified Stock Option.

10. Stock Appreciation Rights.

A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as provided in the applicable Award Agreement), value equal to or otherwise based on the excess of: (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date; provided, however, that the exercise price of a Stock Appreciation Right shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, and shall be based on the Fair Market Value of one Share on the Grant Date or, if applicable, on the Grant Date of the Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A). All Stock Appreciation Rights shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8. The Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding: (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable or vested, (iv) such terms and conditions on the grant, issuance, vesting or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, (vi) whether the Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Administrator, in its sole discretion, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Administrator may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

(b) Form of Consideration. The Administrator shall determine the acceptable method of payment of the purchase price for a Stock Award, if any, either through the terms of the Stock Award Agreement or at the time of purchase. Acceptable forms of payment may include:

(i) cash;

(ii) certified or bank cashier’s check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, the delivery of other unrestricted Shares which have a Fair Market Value on the date of surrender equal to or greater than the aggregate purchase price of the Shares being purchased (it being agreed that the excess of the Fair Market Value over the aggregate purchase price shall be refunded to the Awardee in cash);

(iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(v) any combination of the foregoing methods of payment.

(c) Restrictions and Performance Criteria. The grant, issuance, retention or vesting of Stock Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations or completion of service by the Awardee. Such Stock Awards are referred to as “Restricted Stock Awards.”

(d) Termination of Employment, Board Membership or Cessation of Status as Contractor. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-Employee Director, an Employee’s Termination of Employment or an individual’s cessation of status as a Contractor shall have on any Stock Award. Unless otherwise provided in the Award Agreement: (i) a Termination of Employment due to Disability or death, a cessation of status as a Contractor due to Disability or death or a termination from membership on the Board by a Non-Employee Director due to Disability or death, shall result in vesting of a prorated portion of any Stock Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability or death, cessation of status as a Contractor due to Disability or death or termination from membership on the Board by a Non-Employee Director due to Disability or death occurs over the total number of months in such period; and (ii) any other Termination of Employment, cessation of status as a Contractor or termination from membership on the Board by a Non-Employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards.

(e) Share Restrictions. Subject to the provisions of the Plan and the applicable Stock Award Agreement, during such period as may be set by the Administrator in its discretion and as set forth in the applicable Stock Award Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Shares issued pursuant to a Stock Award. The Administrator shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares issued pursuant to a Stock Award. Upon the expiration of the Restriction Period without prior forfeiture of the Shares (or rights thereto) subject to the Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(f) Stock Issuance and Restrictive Legends. Upon execution and delivery of a Stock Award Agreement and receipt of payment of the full purchase price, if any, for the Shares subject to the Stock Award Agreement, the Company shall, as soon as administratively practicable thereafter, issue the Shares. Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend.

(g) Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by a certificate, book entry, or otherwise, in the Company’s sole discretion) to the Participant, including the right to vote the Shares and the right to receive dividends or other distributions with respect to the Shares, but subject to those restrictions placed on the Shares under this Plan and as specified in the applicable Stock Award Agreement. The Administrator may require that Shares issued pursuant to a Stock Award Agreement be held in custody by the Company (or the trustee of a trust set up by the Administrator) until any restrictions thereon have lapsed (in full or in part, in the Administrator’s sole discretion) and that, as a condition of any Stock Award, the applicable Participant shall have delivered to the Company (or trustee, if applicable) a stock power, endorsed in blank, relating to the Shares covered by such Award.

12. Stock Unit Awards and Other Stock-Based Awards.

(a) Stock Unit Awards. Each Stock Unit Award Agreement shall contain provisions regarding: (i) the number of Shares subject to such Stock Unit Award or a formula for determining such number, (ii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, and/or vested, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (iv) restrictions on the transferability of the Stock Unit Award, and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Administrator may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

(i) Restrictions and Performance Criteria. The grant, issuance, retention or vesting of Stock Unit Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations or completion of service by the Awardee. Such Stock Unit Awards are referred to as “Restricted Stock Unit Awards.”

(ii) Termination of Employment, Board Membership or Cessation of Status as a Contractor. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-Employee Director, cessation of an individual’s status as a Contractor or an Employee’s Termination of Employment shall have on any Stock Unit Award. Unless otherwise provided in the Award Agreement: (i) a Termination of Employment due to Disability or death, a cessation of status as a Contractor due to Disability or death or a termination from membership on the Board by a Non-Employee Director due to Disability or death, shall result in vesting of a prorated portion of any Stock Unit Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability or death, cessation of status as a Contractor due to Disability or death or termination from membership on the Board by a Non- Employee Director due to

Disability or death occurs over the total number of months in such period; and (ii) any other Termination of Employment, cessation of status as a Contractor or termination from membership on the Board by a Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Unit Awards.

(iii) Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and delivered to the Participant.

(b) Other Stock-Based Award. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares), in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares or pursuant to a cash basis performance goal. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator.

(i) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

(ii) Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Administrator determines.

(iii) Termination of Employment or Board Membership or Cessation of Status as a Contractor. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-Employee Director, the cessation of an individual’s status as a Contractor or an Employee’s Termination of Employment shall have on any Other Stock-Based Award. Unless otherwise provided in the Award Agreement: (i) a Termination of Employment due to Disability or death, a cessation of status as a Contractor due to Disability or death or termination from membership on the Board by a Non-Employee Director due to Disability or death, shall result in vesting of a prorated portion of any Other Stock-Based Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment or Board membership due to Disability or death or cessation of status as a Contractor due to Disability or death occurs over the total number of months in such period; and (ii) any other Termination of Employment, cessation of status as a Contractor or termination from Board membership shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards.

13. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. Except as otherwise provided in the Plan or an Award Agreement, the Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Restriction on Exercise after Termination. Notwithstanding any provision of this Plan to the contrary, no unexercised right created under the Plan (an “Unexercised Right”) and held by the Participant on the date of his or her Termination of Employment for any reason or, if the Participant is a Non-Employee Director or a Contractor, the date of termination of the Participant’s status as a Director or Contractor for any reason, shall be exercisable after such termination if, prior to such exercise, the Participant (i) violates any non-competition, confidentiality, conflict of interest, or similar provisions set forth in the Award Agreement pursuant to which such Unexercised Right was awarded, or (ii) otherwise conducts himself or herself in a manner adversely affecting the Company, in each case in the sole discretion of the Administrator.

(c) Securities Law Restrictions. No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to registration or other qualification of the Shares or other securities under any applicable state or federal law, rule or regulations as the Administrator shall determine to be necessary or advisable, in its sole discretion.

The Administrator may require each Person acquiring Shares under the Plan to: (i) represent and warrant to and agree with the Company in writing that such Person is acquiring the Shares without a view to the distribution thereof, and (ii) make such additional representations, warranties, and agreements with respect to the investment intent of such Person or Persons as the Administrator may reasonably request. Any certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, and stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules and regulations and to such approvals as may be required by any governmental or regulatory agencies, including, without limitation, any stock exchange on which the Company’s Shares may then be listed.

14. Dividends and Dividend Equivalents.

Awards other than Options and Stock Appreciation Rights may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award is vested. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid with respect to Stock Unit Awards and Other Stock-Based Awards prior to the date the Award is vested and the underlying Shares are issued, and then shall be payable only with respect to the number of Shares actually issued under the Award. Such payments may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, all as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

15. Adjustments upon Changes in Capitalization, Organic Change or Change in Control.

(a) Adjustment Clause. In the event of: (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 3, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation: (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the acceleration of vesting of such Awards or the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). Any adjustment under this Section 15(a) need not be the same for all Participants and the Board’s and the Administrator’s determination of the adjustments appropriate to be made under this Section 15(a) shall be conclusive upon all Participants under the Plan.

(b) Change in Control. Subject to Section 15(a), unless otherwise provided in the applicable Award Agreement, in connection with a Change in Control, the Administrator may make such adjustments or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes, including, without limitation, the acceleration of vesting of Awards upon a Change in Control and/or upon various Terminations of Employment or termination of Board membership following a Change in Control. The Administrator may provide for such adjustments as a term of the Award or may make such adjustments following the granting of the Award. In the absence of any provision in the applicable Award Agreement or any determination by the Administrator, the Administrator shall have the discretion, exercisable either in advance of such Change in Control or at the time thereof, to provide for one or more of the following:

(i) On the date that such Change in Control occurs, any or all Options and Stock Appreciation Rights awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

(ii) On the date that such Change in Control occurs, the restrictions and conditions applicable to any or all Stock Awards, Stock Unit Awards and Other Stock-Based Awards shall lapse and such Awards shall be fully vested; provided, however, that no Award that has previously been terminated shall vest as a result of the Change in Control. Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, any performance based Award shall be deemed fully earned at the target amount as of the date on which the Change in Control occurs. All Stock Awards, Stock Unit Awards and Other Stock-Based Awards shall be settled or paid within thirty (30) days of vesting hereunder. Notwithstanding the foregoing, if the applicable Award is “nonqualified deferred compensation” for purposes of Section 409A and the Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, the Awardee shall be entitled to receive the Award from the Company on the date that would have applied absent this provision.

(iii) Upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, unless the Company has determined that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Company, in its discretion, shall determine, and if there is no excess value, the Company may, in its discretion, cancel such Awards.

(iv) A requirement that the buyer in the Change in Control transaction (or an affiliate thereof) assume outstanding Awards.

(v) A requirement that the buyer in the Change in Control transaction (or an affiliate thereof) substitute outstanding Options with comparable options to purchase equity of the buyer or its parent and/or substitute outstanding Awards with comparable Awards of the buyer or its parent.

(c) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 15(a) to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A; (ii) any adjustments made pursuant to Section 15(a) to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that, after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 15(a) to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A to be subject thereto; and (iv) if any Award is subject to Section 409A, Section 15(b) shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 24 in order to ensure that such Award complies with Section 409A.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board, without further action on the part of the shareholders of the Company, may from time to time amend, suspend or alter the Plan or any Award Agreement and may terminate the Plan or any Award Agreement at any time; provided, however, that any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 15(a), no such amendment shall be made that would:

(i) increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

(ii) materially modify the requirements as to eligibility for participation in the Plan;

(iii) extend the maximum option period of Options granted under the Plan; or

(iv) effect any other change which requires shareholder approval under Applicable Law.

Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments. In addition, the Board may, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the

Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company or an Affiliate, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. Upon the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.

18. No Right to Awards or to Employment.

No Person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates and shall not restrict or interfere in any way with the right of the Company or its Affiliates to terminate the Awardee’s employment at any time, with or without Cause. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19. Legal Compliance.

Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award, Stock Unit or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

20. Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received. Any notice to a Participant hereunder shall be addressed to the last address of record with the Company and shall be effective when sent via first class mail, courier service, or electronic mail to such last address of record.

23. Governing Law

Except to the extent preempted by United States Federal law or as otherwise expressly provided herein, the Plan and Award Agreements and all determinations made and actions taken pursuant hereto shall be interpreted in accordance with and governed by the substantive, internal laws of the state of Delaware, without giving effect to any choice or conflict of law provisions, rules or principles.

24. Interpretation of Plan and Awards.

(a) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they serve as a basis for interpretation of the Plan.

(b) Any reference to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(c) Any reference to a particular section of the Code or legislative Act shall be deemed to include a reference to all regulations and other lawful guidance interpreting, construing or implementing such section or Act.

(d) To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

25. Successors and Assigns.

The terms of the Plan and any Award shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

26. Illegality, Invalidity and Unenforceability.

If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

27. Private Company Provisions.

Notwithstanding any provisions of the Plan to the contrary, unless and until such time as the Company has completed an initial public offering for its Shares, the following provisions shall apply:

(a) Restrictive Legends. If one or more Options or other rights under the Plan are exercised pursuant to exemptions from federal and state securities laws: (i) any Shares issued upon exercise of those Options or rights may not be sold or otherwise transferred, and the Company shall not be required to transfer any such Shares, unless they have been registered under the federal and state securities laws or a valid exemption from such registration is available, and (ii) the Company may cause each certificate or other documentation evidencing ownership of any Shares issued upon exercise of those Options or rights to be imprinted with a legend in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold or otherwise transferred without such registration unless a valid exemption from such registration is available and the corporation has received an opinion of, or satisfactory to, its counsel that such transfer would not violate any federal or state securities laws.”

(b) Restrictions on Transfers. No Shares awarded under the Plan or issued upon exercise of an Option or other right under the Plan may be sold or otherwise transferred while the holder of those Shares is an employee of the Company or any Subsidiary.

(c) Purchase Option. If any Participant who is a Non-Employee Director ceases to be a member of the Board, or if any Participant who is an Employee ceases to be an Employee of the Company and its Affiliates, if any, for any reason (including without limitation his or her death, Disability, Retirement, resignation, replacement, removal, expiration of term, discharge or any other reason), then the Company shall have the exclusive right and option to purchase from such Participant, the executor or administrator of his or her estate, or his or her other successor in interest, as the case may be, any or all of the Shares which may have been purchased or awarded to the Participant under the Plan (including without limitation any Shares purchased upon exercise of an Option or other right after termination of the Participant’s employment or status as a Non-Employee Director and any additional Shares which the Participant may have received as a result of any stock splits, stock dividends or similar sources as a result of receiving Shares under the Plan).

28. Section 409A.

It is the intention of the Company that no Award be “deferred compensation” subject to Section 409A, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards upon a Change in Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A. The following rules will apply to Awards intended to be subject to Section 409A (“409A Awards”):

(a) If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A, including applicable transition rules thereunder.

(b) The Company shall have no authority to accelerate distributions relating to 409A Awards, other than any authority expressly permitted under Section 409A.

(c) Any distribution pursuant to a 409A Award following a Termination of Employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the date immediately following the expiration of the six-month period after such Termination of Employment.

(d) In the case of any distribution pursuant to a 409A Award, if the timing of such distribution is not otherwise specified in the Plan, an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(e) In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan, an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(f) Notwithstanding anything herein to the contrary, in no event shall the Company or the Administrator be liable for the payment of, or any gross up payment in connection with, any taxes, penalties or interest owed by the Participant pursuant to Code Section 409A.

29. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other person as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

(b) Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

No member of the Board of the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

30. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards, Stock Unit Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of Shares or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company and nothing contained herein shall give any Participant or transferee any rights that are greater than those of a general creditor of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

31. Tax Withholding.

Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company or the employing Subsidiary or Affiliate, as the case may be, has a tax withholding obligation. If permitted by the Administrator, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the maximum statutory withholding may be settled with Shares. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the Participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

32. Cancellation of Award; Forfeiture of Gain.

Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be cancelled and the Participant will forfeit the Shares or cash received or payable on the vesting or exercise of the Award, and that the amount of any proceeds of the sale or gain realized on the vesting or exercise of the Award must be repaid to the Company, under such conditions as may be required by Applicable Law or established by the Administrator in its sole discretion. Without limiting the foregoing, a Participant will forfeit the Shares or cash received or payable on the vesting or exercise of an Award that vested based on the achievement of performance metrics that are subsequently found to have been materially inaccurate, and the amount of any proceeds of the sale or gain realized on the vesting or exercise of such Award must be repaid to the Company.

Exhibit A

Definition of “Change in Control”

A “Change in Control” means a Public Sale, an Initial Public Offering or a Liquidation. A “Public Sale” means any one of the following:

1.	More than 50% of all outstanding Shares of the Company are purchased by an Unrelated Entity.

2.	All or substantially all of the assets of the Company are purchased by an Unrelated Entity.

3.

The Company is merged, consolidated or reorganized with or into an Unrelated Entity, and as a result of such merger, consolidation or reorganization the equity of the Company, as measured immediately prior to such merger, consolidation or reorganization, represents less than 50% of the equity of the Unrelated Entity.

An “Unrelated Entity” means a corporation or other legal person or entity other than a Person who beneficially owns more than five percent (5%) of voting securities of the Company as of January 1, 2020.

An “Initial Public Offering” or “IPO” means the closing of a sale of Shares to the public in a firm-commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100,000,000 of gross proceeds to the Company.

A “Liquidation” means the Company liquidates all or substantially all of its assets (other than pursuant to chapter 11 of the United States Bankruptcy Code).

RIVIAN AUTOMOTIVE, INC. 2015 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

(EMPLOYEE)

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is entered into by and between______ (“Optionee”) and Rivian Automotive, Inc. (the “Company”). Capitalized terms shall have the meanings ascribed to them under the Rivian Automotive, Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”) unless otherwise specified.

If the Company uses an electronic capitalization table system (such as Carta or Equity Edge) and the fields in Sections 1 and 3 of the Award (as defined below) are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Award and Award Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs (as defined below) in such electronic capitalization table system and Awardee’s signature below shall be deemed to have occurred by Awardee’s online acceptance of the RSUs through such electronic capitalization table system, including any acceptance through a prior electronic capitalization system.

RECITALS

1. WHEREAS, the Committee has granted to Optionee a Nonqualified Stock Option (“NQSO”) subject to the terms of the Plan, this Award Agreement, and the Award attached hereto as Exhibit A (the “Award”); and

2. WHEREAS, Optionee desires to accept the NQSO subject to the terms of the Plan, this Award Agreement and the Award.

NOW, THEREFORE, the Company and Optionee agree:

A. Optionee hereby accepts the Award subject to the terms of the Plan and the Award attached as Exhibit A, which is hereby incorporated herein by reference.

B. Any benefit provided to Optionee (or any other person) pursuant to the Award shall be determined in accordance with the terms of the Plan, which are hereby incorporated herein by reference, except to the extent otherwise specifically provided in this Award Agreement or any amendment to this Award Agreement. For the avoidance of doubt, the NQSO shall be settled in Common Shares (provided, that cash may be paid solely to the extent necessary to settle Optionee’s entitlement to a partial Common Share).

C. The Award is conditioned upon the acceptance by Optionee of the terms of the Plan and this Award Agreement, as evidenced by Optionee’s execution of this Award Agreement in the space provided below, and the return of an executed original of this Award Agreement to the Committee within 30 days of the date of execution by the Company as indicated below.

D. Optionee and the Company may amend this Award Agreement in writing to the extent permitted under the terms of the Plan.

E. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

RIVIAN AUTOMOTIVE, INC.	OPTIONEE

By:	Name:

Title:	Signature:

Date:	Date:

RIVIAN AUTOMOTIVE, INC. 2015 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD

EXHIBIT A

Pursuant to the Rivian Automotive, Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”), the Committee hereby grants a Nonqualified Stock Option (“NQSO”) subject to the following terms:

1.	Nonqualified Stock Option

Name of Optionee:	____________________________

Number of Common Shares covered by NQSO:	____________________________

Option Price per Common Share: (may never be less than the fair market value of a Share on the date of grant)	____________________________

Grant Date:	____________________________

2.	Term of Stock Option

Except as may otherwise be provided in this Award, the NQSO shall be exercisable, if at all, only within the seven (7) year period commencing on the date the NQSO is granted.

3.	Vesting

Subject to satisfaction of the conditions of exercisability set forth in Section 4, and provided that Optionee remains continuously employed by the Company or its Affiliates through each vesting date, Optionee shall be entitled to exercise the NQSO granted in this Award Agreement in accordance with the following vesting schedule:

Date	Vested Percentage
First anniversary of the Grant Date	25%
Second anniversary of the Grant Date	50%
Third anniversary of the Grant Date	75%
Fourth anniversary of the Grant Date	100%

Notwithstanding the foregoing, the Administrator may, in its sole discretion, accelerate vesting upon an Initial Public Offering.

Notwithstanding the foregoing, in the event of a Change in Control (other than an Initial Public Offering), the Administrator may, in its sole discretion, (i) accelerate vesting, (ii) cause this Award Agreement to be assumed by the acquiror in the Change in Control transaction (or an affiliate thereof) or (iii) cause the NQSO to be exchanged for comparable awards in equity of the acquiror (or an affiliate thereof).

4.	Condition to Exercisability

The NQSO shall become exercisable only following a Change in Control, and only to the extent vested (or deemed vested) as of the date of exercise.

5.	Forfeiture

In the event that Optionee is Terminated for Cause or breaches a severance, separation, termination or other similar agreement entered into by Optionee and the Company (or any of its Affiliates), this Award shall immediately and automatically be cancelled (without any further action by any party) and Optionee shall forfeit the Common Shares or cash received or payable on the vesting or exercise of the Award, and Optionee shall be required to repay to the Company the amount of any proceeds of the sale or gain realized on the vesting or exercise of this Award.

6.	Manner of Exercise and Distribution

Optionee shall exercise the NQSO granted hereunder, in whole or in part, by submitting a written statement to the Committee at the address of the Company at the time of such exercise, setting forth the number of vested Common Shares of stock of the Company which Optionee is purchasing. Such written statement shall be accompanied by (a) cash; (b) a certified or bank cashier’s check; (c) an indication that previously purchased Common Shares owned by Optionee (including applicable share certificates) are to be tendered in satisfaction of the amount of the purchase price; (d) an indication that Optionee desires the Company to withhold Common Shares otherwise issuable in satisfaction of the exercise price; (e) consideration received by the Company under a broker-assisted sales and remittance program acceptable to the Company and in compliance with Applicable Law (i.e., a “cashless exercise”); (f) such other consideration and method of payment for the issuance of Common Shares deemed appropriate by the Company to the extent permitted by Applicable Law; or (g) a combination of the foregoing, provided that any of the above (apart from (a) and (b)) will be subject to any conditions or limitations established by the Administrator.

7.	Non-Transferability

Except as provided in applicable laws of descent and distribution, the NQSO granted hereunder shall not be assigned, pledged or hypothecated in any manner, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt to assign, pledge, hypothecate or otherwise alienate the NQSO shall be null and void.

8.	Continued Employment

Nothing herein shall be deemed to create any employment agreement or guaranty of continued employment with the Company or limit in any way the Company’s right to terminate Optionee’s employment at any time.

9.	Tax Withholding

The Company, and its Subsidiaries and Affiliates (where applicable), shall have the sole, exclusive and unilateral right to withhold and remit any and all federal, state or local tax amounts coming due during the course of Optionee’s employment hereunder; as and when such withholding and remittance obligation arise. By participating in the Plan, Optionee consents and agrees to have any and all such amounts be withheld (a) first, from any then-pending Plan distributions, and (b) second, from any wages or other amounts then due and payable.

10.	Investment Representations

In connection with the receipt and subsequent exercise of the Option, Optionee represents to the Company the following:

(a) Optionee is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Optionee understands that the securities have not been registered under the Securities Act.

(c) Optionee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(d) Optionee acknowledges that no assurances or representations are made by the Company as to the present or future market value of the Common Shares or as to the business, affairs, financial condition or prospects of the Company. Optionee acknowledges that the Common Shares are not currently publicly traded. Neither Optionee nor his or her estate, personal representatives or any other successor or transferee shall have any registration rights with respect to any public offering of securities of the Company, its Subsidiaries, Affiliates, successors or assigns.

11.	Restrictive Covenant

(a) Except to the extent prohibited by Applicable Law, Optionee agrees and covenants not to directly or indirectly solicit, hire, recruit, or attempt to solicit, hire or recruit any employee of the Company or any Subsidiary or any employee of the Company or any Subsidiary who has been employed by the Company or a Subsidiary in the twelve (12) months preceding Optionee’s date of Termination of Employment (each a “Covered Employee”), or induce the termination of employment of any Covered Employee for a period of twelve (12) months, beginning on the date of the Optionee’s Termination of Employment, regardless of the reason of Optionee’s Termination of Employment.

(b) Optionee acknowledges and agrees that the covenants set forth in this Section 11 are reasonable and necessary for the protection of the Company. Optionee further agrees that irreparable injury will result to the Company in the event of any breach of the terms of this Section 11, and that in the event of any actual or threatened breach of any of the provisions contained in Section 11, the Company will have no adequate remedy at law. Optionee accordingly agrees that in the event of any actual or threatened breach by the Participant of any of the provisions contained in Section 11, the Company shall be entitled to seek such injunctive and other equitable relief as may be deemed necessary or appropriate by a court of competent jurisdiction, without the necessity of showing actual monetary damages and without posting any bond or other security. If any provision of this Section 11 is determined by a court of competent jurisdiction to be not enforceable in the manner set forth herein, Optionee agrees that it is the intention of the parties that such provision should be enforceable to the maximum extent permitted by law.

12.	Market Standoff

Optionee shall not, without the prior written consent of the Company’s managing underwriter(s), during the period commencing on the date of the final prospectus relating to the registration by the Company of its securities under the Securities Act on a registration statement on Form S-1 or Form S-3 (as each term is defined below) , and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) publication or other distribution of research reports, and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (x) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares covered by this NQSO or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 12 shall not apply to the sale of any Common Shares to an underwriter pursuant to an underwriting agreement, or the transfer of any Common Shares to any trust for the direct or indirect benefit of Optionee or an Immediate Family Member (as defined below) of Optionee, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value and shall be applicable to Optionee only if all officers, directors and stockholders owning more than one percent (1%) of the Common Shares (after giving effect to (i) the conversion into Common Shares of all outstanding shares of preferred stock of the Company, and (ii) the exercise or conversion into Common Shares of all outstanding securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Shares, including options and warrants) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were parties hereto. Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 12 or that are necessary to give further effect thereto.

13.	General

Unless specifically defined herein, all terms initially capitalized shall have the meaning assigned to them in the Plan.

The following capitalized terms herein shall have the definitions set forth below:

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or other natural person covered under the applicable domestic relations statute of any jurisdiction, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

IN WITNESS WHEREOF, the undersigned officer of the Company hereby executes this Award Agreement on behalf of the Company pursuant to the authorization of the Board of Directors and the stockholders of the Company on this                  day of                         ,                         .

RIVIAN AUTOMOTIVE, INC.

By:
Its:

RIVIAN AUTOMOTIVE, INC. 2015 LONG-TERM INCENTIVE PLAN

RSU GRANT NOTICE

(EMPLOYEE)

This RSU GRANT NOTICE, including the award agreement attached hereto as Exhibit A and any additional country-specific terms and conditions included in the appendices attached hereto (this “Award Agreement”) is entered into by and between the individual listed below (“Awardee”) and Rivian Automotive, Inc. (the “Company”). Capitalized terms shall have the meanings ascribed to them under the Rivian Automotive, Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”) unless otherwise specified.

If the Company uses an electronic capitalization table system (such as Carta or Equity Edge) and the fields in this Award Agreement are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Award and Award Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs in such electronic capitalization table system and Awardee’s signature below shall be deemed to have occurred by Awardee’s online acceptance of the Restricted Stock Units (“RSUs”) through such electronic capitalization table system.

Awardee:

Grant Date:

Total Number of RSUs:

Vesting Commencement Date:

Vesting Schedule:

Subject to such further limitations as are provided in the Plan and as set forth herein, and provided that Awardee remains continuously employed by the Company or its Affiliates through each vesting date, Awardee shall vest in the RSUs granted in this Award Agreement on the later of: (a) the sixth (6th) month anniversary of an Initial Public Offering, or (b) the date determined in accordance with the following vesting schedule (with respect to the applicable percentage of RSUs in the Award):

For the avoidance of doubt, if Awardee does not remain continuously employed by the Company or one of its Affiliates through each vesting date, the RSUs will be treated as set forth in Section 12(a)(ii) of the Plan.

Notwithstanding the foregoing, in the event of a Change in Control (other than an Initial Public Offering), the Administrator may, in its sole discretion, cause this Award Agreement to be assumed by the acquiror in the Change in Control transaction (or an affiliate thereof) or cause the RSUs to be exchanged for comparable awards in equity of the acquiror (or an affiliate thereof); provided, however, that to the extent that the Administrator does not exercise such discretion, then the vesting requirement set forth in clause (a) above shall cease to apply as of the date of the Change in Control and the applicable percentage of RSUs in the Award will become fully vested in accordance with clause (b).

A. Awardee hereby accepts the Award subject to the terms of the Plan and the Award attached as Exhibit A, which is hereby incorporated herein by reference.

B. Any benefit provided to Awardee (or any other Person) pursuant to the Award shall be determined in accordance with the terms of the Plan, which are hereby incorporated herein by reference, except to the extent otherwise specifically provided in this Award Agreement or any amendment to this Award Agreement. For the avoidance of doubt, the RSU shall be settled in Common Shares.

C. The Award is conditioned upon the acceptance (including through electronic means) by Awardee of the terms of the Plan, this RSU Grant Notice and this Award Agreement, within 30 days of the date of execution by the Company.

D. Awardee and the Company may amend this Award Agreement in writing to the extent permitted under the terms of the Plan.

E. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

RIVIAN AUTOMOTIVE, INC.	AWARDEE

By:	Name:

Title:	Signature:

Date:	Date:

RIVIAN AUTOMOTIVE, INC. 2015 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD

EXHIBIT A

Pursuant to the Rivian Automotive, Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”), the Committee hereby grants Restricted Stock Units (“RSUs”) subject to the terms of the Plan, this Award Agreement, and the Grant Notice to which this Award Agreement is associated (the “Award”) and pursuant to the following terms:

1.	Status of RSUs

Each RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to Awardee, subject to the terms of this Award Agreement (as it may be amended from time to time), one (1) Common Share on the Settlement Date (as defined below).

2.	Settlement of RSUs

Subject to the provisions of this Award Agreement, the Company shall deliver one (1) Common Share for each vested RSU within thirty (30) days following the date such RSUs become vested pursuant to the vesting schedule set forth in the Grant Notice (the “Settlement Date”). Upon delivery of the Common Shares in accordance with the provisions of this Section 2, the Company shall record Awardee as the owner of record of the Common Shares delivered.

3.	Forfeiture

In the event that Awardee is Terminated for Cause or breaches a severance, separation, termination or other similar agreement entered into by Awardee and the Company (or any of its Affiliates), this Award shall immediately and automatically be cancelled (without any further action by any party) and Awardee shall forfeit the Common Shares or cash received or payable on the vesting of the Award, and Awardee shall be required to repay to the Company the amount of any proceeds of the sale or gain realized on the vesting of this Award.

4.	Distributions

The RSUs shall not be entitled to any dividends or other distributions paid on Common Shares until the Settlement Date.

5.	Non-Transferability

Except as provided in applicable laws of descent and distribution, the RSUs granted hereunder shall not be assigned, pledged or hypothecated in any manner, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt to assign, pledge, hypothecate or otherwise alienate the RSUs shall be null and void.

6.	Continued Employment

Nothing herein shall be deemed to create any employment agreement or guaranty of continued employment with the Company, or any of its Affiliates, or limit in any way the Company’s, or any Affiliate’s, right to terminate Awardee’s employment at any time.

7.	Tax Withholding

The Company, and its Subsidiaries and Affiliates (where applicable), shall have the sole, exclusive and unilateral right to withhold and remit any and all federal, state or local tax amounts coming due during the course of Awardee’s employment hereunder; as and when such withholding and remittance obligation arise. By participating in the Plan, Awardee consents and agrees to have any and all such amounts be withheld (a) first, from any then-pending Plan distributions, and (b) second, from any wages or other amounts then due and payable.

8.	Investment Representations

In connection with the receipt and settlement of this Award, Awardee represents to the Company the following:

(a) Awardee is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Awardee understands that the securities have not been registered under the Securities Act.

(c) Awardee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Awardee further acknowledges and understands that the Company is under no obligation to register the securities. Awardee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(d) Awardee acknowledges that no assurances or representations are made by the Company as to the present or future market value of the Common Shares or as to the business, affairs, financial condition or prospects of the Company. Awardee acknowledges that the Common Shares are not currently publicly traded. Neither Awardee nor his or her estate, personal representatives or any other successor or transferee shall have any registration rights with respect to any public offering of securities of the Company, its Subsidiaries, Affiliates, successors or assigns.

9.	Restrictive Covenant

(a) Except to the extent prohibited by Applicable Law, Awardee agrees and covenants not to directly or indirectly solicit, hire, recruit, or attempt to solicit, hire or recruit any employee of the Company or any Subsidiary or any employee of the Company or any Subsidiary who has been employed by the Company or a Subsidiary in the twelve (12) months preceding Awardee’s date of Termination of Employment (each a “Covered Employee”), or induce the termination of employment of any Covered Employee for a period of twelve (12) months, beginning on the date of Awardee’s Termination of Employment, regardless of the reason of Awardee’s Termination of Employment.

(b) Awardee acknowledges and agrees that the covenants set forth in this Section 9 are reasonable and necessary for the protection of the Company. Awardee further agrees that irreparable injury will result to the Company in the event of any breach of the terms of this Section 9, and that in the event of any actual or threatened breach of any of the provisions contained in Section 9, the Company will have no adequate remedy at law. Awardee accordingly agrees that in the event of any actual or threatened breach by Awardee of any of the provisions contained in Section 9, the Company shall be entitled to seek such injunctive and other equitable relief as may be deemed necessary or appropriate by a court of competent jurisdiction, without the necessity of showing actual monetary damages and without posting any bond or other security. If any provision of this Section 9 is determined by a court of competent jurisdiction to be not enforceable in the manner set forth herein, Awardee agrees that it is the intention of the parties that such provision should be enforceable to the maximum extent permitted by law.

10.	Market Standoff

Awardee shall not, without the prior written consent of the Company’s managing underwriter(s), during the period commencing on the date of the final prospectus relating to the registration by the Company of its securities under the Securities Act on a registration statement on Form S-1 or Form S-3 (as each term is defined below) , and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) publication or other distribution of research reports, and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (x) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, (1) any Common Shares covered by any RSU under this Award Agreement, (2) any Common Shares covered by any other RSU or stock option held by Awardee or (3) any other Common Shares held by Awardee or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 10 shall not apply to the sale of any Common Shares to an underwriter pursuant to an underwriting agreement, or the transfer of any Common Shares to any trust for the direct or indirect benefit of Awardee or an Immediate Family Member (as defined below) of Awardee, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value and shall be applicable to Awardee only if all officers, directors and stockholders owning more than one percent (1%) of the Common Shares (after giving effect to (i) the conversion into Common Shares of all outstanding shares of preferred stock of the Company, and (ii) the exercise or conversion into Common Shares of all outstanding securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Shares, including options and warrants) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were parties hereto. Awardee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 10 or that are necessary to give further effect thereto.

11.	No Rights as Shareholder

Awardee shall not be deemed for any purpose to be a shareholder of the Company with respect to the RSUs except to the extent that the Common Shares have been issued and delivered to Awardee on the Settlement Date.

12.	Country-Specific Appendix

The RSUs shall be subject to any additional or different terms and conditions for Awardee’s country set forth in the Appendix attached hereto. Moreover, if Awardee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country, if any, will apply to Awardee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. As set forth in the Grant Notice, the Appendix constitutes part of this Award Agreement.

13.	General

Unless specifically defined herein, all terms initially capitalized shall have the meaning assigned to them in the Plan.

The following capitalized terms herein shall have the definitions set forth below:

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or other natural person covered under the applicable domestic relations statute of any jurisdiction, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

IN WITNESS WHEREOF, the undersigned officer of the Company hereby executes this Award Agreement on behalf of the Company pursuant to the authorization of the Board of Directors and the stockholders of the Company on this ______ day of _____________, ___________.

RIVIAN AUTOMOTIVE, INC.

By:

Its:

EXHIBIT B

APPENDIX OF

COUNTRY-SPECIFIC PROVISIONS FOR

AWARDEES OUTSIDE THE U.S.

RIVIAN AUTOMOTIVE, INC. 2015 LONG-TERM INCENTIVE PLAN

RSU AWARD AGREEMENT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the RSU Award Agreement (the “Award Agreement”) or the Plan.

Terms and Conditions

The terms and conditions in Part A of this Appendix apply to all Awardees who reside outside the United States. The additional terms and conditions in Part B of this Appendix will also apply to Awardee if he or she resides in one of the countries referenced in Part B. This Appendix forms part of the Award Agreement.

If Awardee is a citizen or resident of a country other than the one in which Awardee is currently residing and/or working, transfers employment and/or residency to another country after the Grant Date, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Awardee.

Notifications

This Appendix also includes information regarding exchange control and certain other issues which Awardee should be aware of with respect to participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of August 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Awardee not rely on the information in this Appendix as the only source of information relating to the consequences of Awardee’s participation in the Plan because the information may be out of date at the time Awardee vests in the RSUs and acquires Common Shares or sells Common Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Awardee’s particular situation, and the Company is not in a position to assure Awardee of any particular result. Accordingly, Awardee should seek appropriate professional advice as to how the relevant laws in Awardee’s country may apply to his or her personal situation.

Finally, if Awardee is a citizen or resident of a country other than the one in which Awardee is currently residing and/or working, transfers employment and/or residency to another country after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Awardee in the same manner.

A.	ALL COUNTRIES OUTSIDE THE UNITED STATES

TERMS AND CONDITIONS

The following additional terms and conditions will apply to Awardee if he or she resides in any country outside the United States.

1.	Data Privacy

If Awardee would like to participate in the Plan, Awardee will need to review the information provided below and, where applicable, declare his or her consent according to paragraph (g) below.

If Awardee is based in the European Union (“EU”), the European Economic Area (“EEA”) or the United Kingdom (“UK”) (collectively, the “EEA+”), the Company, located at 14600 Myford Rd., Irvine, CA 92606, is the controllers responsible for the processing of Awardee’s personal data in connection with the Award Agreement and the Plan. The Company’s representative for Data Privacy is Rivian Netherlands, B.V.

(a) Data Collection and Processing. The Company collects, uses and otherwise processes personal data about Awardee (the “Personal Data”) for purposes of allocating Common Shares and implementing, administering and managing the Plan. The Personal Data processed by the Company includes, without limitation, Awardee’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or other Subsidiaries or Affiliates, details of all awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Awardee’s favor. The Company’s legal basis for the processing of Personal Data is Awardee’s consent, as further described below.

(b) Stock Plan Administration Service Providers. Awardee understands that the Company transfers Personal Data, or parts thereof, to E*TRADE, an independent service provider based in the United States that may assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share Awardee’s Personal Data with such different service providers that serves the Company in a similar manner. The Company’s service providers will open an account for Awardee to receive and trade shares acquired under the Plan and that Awardee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Awardee’s ability to participate in the Plan.

(c) International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as E*TRADE are based in the United States. As Awardee is located outside the United States, Awardee’s country may have enacted data privacy laws that are different from the laws of the United States. The Company’s legal basis for the transfer of Awardee’s Personal Data is his or her consent.

(d) Data Retention. The Company will process Awardee’s Personal Data only as long as is necessary to implement, administer and manage his or her participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, Awardee understands and acknowledges that the Company’s legal basis for the processing of Awardee’s Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Awardee’s Personal Data for any of the above purposes, Awardee understands the Company will remove it from its systems.

(e) Data Subject Rights. The data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where Awardee is based and subject to the conditions set out in the applicable law, Awardee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about Awardee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about Awardee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of Awardee’s Personal Data in certain situations where he or she feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Awardee’s Personal Data that Awardee has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or Awardee’s employment and is carried out by automated means. In case of concerns, Awardee may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Awardee’s rights he or she should contact his or her local human resources representative.

(f) Necessary Disclosure of Personal Data. Awardee understands that providing the Company with Personal Data is necessary for the performance of the Award Agreement and Awardee’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect his or her ability to participate in the Plan.

(g) Data Privacy Consent. By accepting this “Data Privacy” provision, Awardee hereby unambiguously consents to the collection, use and transfer of Personal Data, by and among, as applicable, the Company, Awardee’s employer and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Awardee’s participation in the Plan.

Awardee understands that any participation in the Plan and his or her consent are purely voluntary. Awardee may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If Awardee denies or later withdraws his or her consent, the Company can no longer offer participation in the Plan or grant equity awards to Awardee or administer or maintain such awards, and Awardee will no longer be eligible to participate in the Plan. Awardee further understands that denial or withdrawal of his or her consent would not affect his or her status or salary as an employee or his or her career and that Awardee would merely forfeit the opportunities associated with the Plan.

2.	Responsibility for Taxes. The following language replaces Section 7 of the Award Agreement:

Awardee acknowledges that, regardless of any action the Company or Awardee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Awardee’s participation in the Plan and legally applicable to Awardee or deemed applicable to Awardee (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Awardee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs or the underlying Common Shares, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Common Shares upon settlement of the RSUs, the subsequent sale of Common Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Awardee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Awardee has become subject to tax in more than one jurisdiction, Awardee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Awardee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Awardee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from Awardee’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or

(b) requiring Awardee to make a payment in a form acceptable to the Company in an amount equal to the withholding obligations for Tax-Related Items; or

(c) withholding from proceeds of the sale of Common Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Awardee’s behalf pursuant to this authorization without further consent); or

(d) withholding in Common Shares to be issued upon vesting/settlement of the RSUs.

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in Awardee’s country, in which case Awardee may receive a refund of any over-withheld amount in cash (with no entitlement to the Common Share equivalent), or if not refunded, Awardee may seek a refund from the local tax authorities. In the event of under-withholding, Awardee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Common Shares, for tax purposes, Awardee will be deemed to have been issued the full number of Common Shares subject to the vested RSUs, notwithstanding that a number of the Common Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Awardee’s participation in the Plan.

Finally, Awardee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Common Shares or the proceeds of the sale of Common Shares, if Awardee fails to comply with his or her obligations in connection with the Tax-Related Items.

3.	Nature of Grant

In accepting the RSUs, Awardee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the RSU grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(d) the RSU grant and Awardee’s participation in the Plan shall not create a right to employment or other service relationship with the Company;

(e) the RSU grant and Awardee’s participation in the Plan shall not be interpreted as forming or amending an employment or service contract with the Company or the Employer, and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Affiliate of the Company, as applicable, to terminate Awardee’s employment or service relationship (if any);

(f) Awardee is voluntarily participating in the Plan;

(g) the RSUs and the Common Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Awardee’s employment or service contract, if any;

(h) the RSUs and the Common Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(i) unless otherwise agreed with the Company in writing, the RSUs and the Common Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Awardee may provide as a director of a Subsidiary or Affiliate of the Company;

(j) the RSUs and the Common Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;

(k) the future value of the underlying Common Shares is unknown, indeterminable and cannot be predicted with certainty;

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of Awardee’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Awardee is employed or the terms of Awardee’s employment agreement, if any);

(m) for purposes of the RSUs, except as expressly provided in this Award Agreement or Plan, Awardee’s employment or service relationship will be considered terminated as of the date he or she is no longer actively providing services to the Company, the Employer or any of the other Subsidiaries or Affiliates of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Awardee is employed or the terms of Awardee’s employment agreement, if any) and such date will not be extended by any notice period (e.g., Awardee’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Awardee is employed or the terms of Awardee’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when Awardee is no longer actively providing services for purposes of Awardee’s RSU grant (including whether Awardee may still be considered to be providing services while on a leave of absence);

(n) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Shares; and

(o) neither the Company, the Employer nor any Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Awardee’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Awardee pursuant to the vesting of the RSUs or the subsequent sale of any Common Shares acquired upon settlement.

4.	No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Awardee’s participation in the Plan, or his or her acquisition or sale of the underlying Common Shares. Awardee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

5.	Foreign Asset / Account Reporting Requirements, Exchange Controls and Tax Requirements

Awardee’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect Awardee’s ability to acquire or hold Common Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Common Shares) in a brokerage or bank account outside Awardee’s country. Awardee may be required to report such accounts, assets or transactions to the tax or other authorities in Awardee’s country. Awardee also may be required to repatriate sale proceeds or other funds received as a result of Awardee’s participation in the Plan to Awardee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, Awardee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Common Shares. Awardee acknowledges that it is Awardee’s responsibility to be compliant with all such requirements, and Awardee should consult his or her personal legal and tax advisors, as applicable, to ensure his or her compliance.

6.	Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Awardee’s participation in the Plan, on the RSUs and on any Common Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Awardee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

7.	Language

Awardee acknowledges and represents that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so that Awardee understands the terms of the Plan and this Award Agreement and any other documents related to the Plan. If Awardee has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

8.	Notice of Venue.

By accepting this Award Agreement, Awardee irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting this Award Agreement, Awardee irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Award Agreement hereunder in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting this Award Agreement, Awardee irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan and this Award Agreement.

9.	Electronic Delivery and Participation

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation by electronic means. Awardee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

B.	COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS

AUSTRALIA

Terms and Conditions

Tax Information. It is intended that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the RSUs granted under the Plan, such that the RSUs will be subject to deferred taxation.

Notifications

Securities Law Information. There are legal consequences associated with participating in the Plan. Awardee should ensure that he or she understands these consequences before participating in the Plan. Any information given by or on behalf of the Company is general information only. Awardee should obtain his or her own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give advice about participating in the Plan.

The grant of RSUs under the terms of the Plan and the Award Agreement does not require disclosure under the Corporations Act 2001 (Cth) (the “Corporations Act”). No document provided to you in connection with your participation in the Plan (including the Award Agreement and this Appendix):

•	is a prospectus for purposes of the Corporations Act; or

•	has been filed or reviewed by a regulator in Australia (including ASIC).

Awardee should not rely on any oral statements made in connection with his or her participation in the Plan. Awardee should rely only upon the statements contained in the Award Agreement, including this Appendix, when considering whether to participate in the Plan.

In the event that Common Shares are issued to you under the Plan, the value of any Common Shares will be affected by the Australian / U.S. dollar exchange rate, in addition to fluctuations in value caused by the fortunes of the Company.

If you offer any Common Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Awardee should consult with his or her personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transactions will file the report for Awardee. If an Australian bank is not involved in the transfer, Awardee is responsible for filing the report.

CANADA

Terms and Conditions

Settlement of RSUs. This provision supplements Section 2 of the Award Agreement:

Notwithstanding any discretion in Section 12 of the Plan, RSUs granted to Awardees in Canada shall be settled Common Shares only, as described in this Section 2.

Forfeiture. This provision replaces Section 3 of the Award Agreement:

Except as explicitly prohibited by applicable legislation, in the event that Awardee is Terminated for Cause or breaches a severance, separation, termination or other similar agreement entered into by Awardee and the Company (or any of its Affiliates), this Award shall immediately and automatically be cancelled (without any further action by any party) and Awardee shall forfeit the Common Shares or cash received or payable on the vesting of the Award, and Awardee shall be required to repay to the Company the amount of any proceeds of the sale or gain realized on the vesting of this Award.

Nature of Grant: The following provision replaces Section 3(j) of Part A, “Nature of Grant” of this Appendix:

Except as explicitly and minimally required under local employment standards or pension-related legislation, the RSUs and the Common Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;

Nature of Grant: The following provision replaces Section 3(l) of Part A, “Nature of Grant” of this Appendix:

Except as explicitly and minimally required under local legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Awardee’s employment;

Nature of Grant: The following provision replaces Section 3(m) of Part A, “Nature of Grant” of this Appendix:

For purposes of the RSUs, except as expressly provided in this Award Agreement or the Plan, or explicitly required by applicable legislation, Awardee’s employment or other service relationship will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or unlawful for any reason, including for breaching employment laws in the jurisdiction where Awardee is employed or providing services or the terms of Awardee’s employment or service agreement, if any) and his or her right to vest in the RSUs under the Plan, if any, will terminate as of the date that is the earliest of (1) the date Awardee is no longer providing services to the Company, and any Subsidiary or Affiliate of the Company; (2) the date Awardee receives written notice of termination of employment; or (3) the date written notice of termination of employment or other service relationship is delivered to Awardee’s last known address (together, the “Termination Date”). Except as explicitly required by applicable legislation, the Termination Date will exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Awardee will not earn or be entitled to any pro-rated vesting for that portion of time before the Termination Date, nor will Awardee be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Awardee’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of Awardee’s minimum statutory notice period. For clarity, Awardee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Awardee’s statutory notice period, nor will Awardee be entitled to any compensation for lost vesting. For further clarity, any reference to a “Termination of Employment” under this Award Agreement or the Plan will be interpreted to mean the Termination Date.

Subject to applicable legislation, in case of any dispute as to whether termination of employment has occurred that cannot be reasonably determined under the terms of this Award Agreement and the Plan, the Administrator will have sole discretion, subject to applicable legislation, to determine whether such termination of employment has occurred and the effective date of such termination.

The following provisions also will apply to Awardees who are resident in Quebec:

Data Privacy. This provision supplements Part A, Section 1 of this Appendix:

Awardee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Awardee further authorizes the Company, any Subsidiary or Affiliate and E*TRADE (or any other stock plan service provider as may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their respective advisors. Awardee further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in Awardee’s employee file.

Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Notification. Awardee is permitted to sell the Common Shares acquired through the Plan, provided the resale of Common Shares acquired under the Plan takes place outside of Canada.

Foreign Asset / Account Reporting. Specified foreign property, including Common Shares acquired under the Plan and certain awards granted under the Plan, must be reported on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds CAD 100,000 at any time during the year. If the CAD 100,000 cost threshold is exceeded by other specified foreign property held, RSUs must be reported as well, generally at a nil cost. When Common Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Common Shares. The Form T1135 must be filed by April 30 of the following year. Awardee should consult with his or her personal tax advisor for further details regarding this requirement.

DENMARK

Terms and Conditions

Danish Stock Option Act. Awardee acknowledges that he or she has received an Employer Statement in Danish (attached at the end of this section) which includes a description of the RSUs according to the terms of the Danish Stock Option Act (as amended January 1, 2019), to the extent the Danish Stock Option Act applies to the RSUs.

Notifications

Foreign Asset / Account Reporting Information. If Awardee establishes an account holding Common Shares or cash outside Denmark, Awardee must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.

(Deltagere i Danmark) / (Danish Participants)

Arbejdsgivererklæring / Danish Employer Statement

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold, som ændret med virkning fra 1. januar 2019 (“Aktieoptionsloven”), er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om de betingede aktieenheder, du har fået tildelt (“Tildelingen”) af Rivian Automotive, Inc. (“Selskabet”) i henhold til Rivian Automotive, Inc. 2015 Long-Term Incentive Plan (“Planen”).

Denne erklæring indeholder de oplysninger om din deltagelse i Planen, som er påkrævet i henhold til Aktieoptionsloven. De yderligere vilkår og betingelser, der er gældende for Planen, er beskrevet i Planen samt øvrige dokumenter, herunder den aftale om betingede aktieenheder (“Aftalen”), der gælder for Tildelingen. Begreber, der står med stort begyndelsesbogstav, men ikke er defineret i denne arbejdsgivererklæring, har den betydning, der er defineret i Planen og Aftalen.

Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended effective January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the award of restricted stock units (the “Award”) granted to you by Rivian Automotive, Inc. (the “Company”) pursuant to the Rivian Automotive, Inc. 2015 Long-Term Incentive Plan (the “Plan”) in a separate written statement.

This statement contains information applicable to your participation in the Plan, as required under the Stock Option Act. Additional terms and conditions of the Plan are described in the Plan and other documents, including the Restricted Stock Unit Award Agreement (the “Award Agreement”) applicable to the Award. Capitalized terms used but not defined herein shall have the same meaning as terms defined in the Plan and the Award Agreement.

1. Tildelingstidspunkt Tidspunktet for din Tildeling er den dag, hvor Administratoren godkendte din Tildeling og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen.	1. Grant Date The Grant Date of your Award is the date that the Administrator approved a grant for you and determined it would be effective, which is set forth in the Award Agreement.

2. Vilkår for Tildelingen

Tildelingen sker efter Selskabets eget skøn. Medarbejdere i Selskabet og dets Datterselskaber og Tilknyttede Selskaber er kvalificerede til at modtage tildelinger i henhold til Planen. Administratoren har vide beføjelser til at bestemme, hvem der skal modtage en Tildeling, samt til at fastsætte betingelserne for Tildelingen. Selskabet kan frit vælge ikke at give dig nogen Tildelinger fremover. I henhold til Planen og Aftalen har du hverken ret til eller krav på fremover at modtage betingede aktieenheder eller andre Tildelinger. Bestyrelsen vil til enhver tid kunne ændre eller suspendere Planen, i det omfang som er anført i Planen.

2. Terms and Conditions of the Award

The grant of an Award is made at the discretion of the Company. Employees of the Company and its Subsidiaries and Affiliates are eligible to receive grants under the Plan. The Administrator has broad discretion to determine who will receive an Award and to set the terms and conditions of the Award. The Company may decide, in its sole discretion, not to grant an Award to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future grants Awards. The Board may amend, suspend, or alter the Plan at any time, to the extent set forth in the Plan.

3. Modningsbetingelser

Tildelingen modnes over en bestemt periode, forudsat at du fortsat er ansat i Selskabet eller et af Selskabets Datterselskaber eller Tilknyttede Selskaber på hver af de gældende modnings-tidspunkter, og at de øvrige betingelser i Planen og Aftalen er opfyldt. Modningstidsplanen fremgår af Aftalen.

3. Vesting Conditions

The Award will vest over a specified period of time, subject to your continuous employment with the Company or a Subsidiary or Affiliate of the Company through each applicable vesting date and other conditions set forth in the Plan and the Award Agreement. The vesting schedule is set forth in the Award Agreement.

4. Udnyttelseskurs

Der skal ikke betales nogen udnyttelseskurs i forbindelse med Tildelingen eller udstedelsen af Aktier til dig.

5. Din retsstilling i forbindelse med fratræden

I tilfælde af din fratræden vil din Tildeling blive behandlet i overensstemmelse med ophørs-bestemmelserne i Aftalen og Planen, der er opsummeret nedenfor. Såfremt der er uoverensstemmelse mellem på den ene side vilkårene i Aftalen og Planen og på den anden side opsummeringen nedenfor, er det vilkårene i Aftalen og Planen, der er gældende for, hvordan Tildelingen bliver behandlet.

Den del af Tildelingen, der ikke måtte være modnet, bortfalder i forbindelse med ophøret af dit Ansættelsesforhold i Selskabet eller et af Selskabets Datterselskaber eller Tilknyttede Selskaber med virkning fra den af Selskabet fastsatte dato for din fratræden, uden omkostninger for Selskabet. Du vil i så fald ikke have nogen yderligere rettigheder til eller interesser i Tildelingen eller de bagvedliggende Aktier.

Uanset ovennævnte gælder, at såfremt Ansættelsesforholdet ophører som følge af din død eller Invaliditet, modnes en forholdsmæssig andel af den del af Tildelingen, der endnu ikke er modnet på dette tidspunkt, idet denne andel da vil blive opgjort på grundlag af, hvor mange hele måneder der er forløbet ved udgangen af den måned, hvori Ansættelsesforholdet ophørte som følge af Invaliditet eller Død, i forhold til det samlede antal måneder i den pågældende periode.

4. Exercise Price

No exercise price is payable in connection with the Award or the issuance of Common Shares to you.

5. Your rights upon termination of employment

The treatment of the Award upon termination of employment will be determined in accordance with the termination provisions of the Award Agreement and the Plan, which are summarized immediately below. In the event of a conflict between the terms of the Award Agreement and Plan, and the summary below, the terms set forth in the Award Agreement and Plan will govern the treatment of the Award.

Any portion of the Award that has not vested shall be forfeited upon the termination of your continuous Employment with the Company or a Subsidiary or Affiliate of the Company, as of the date of such termination as determined by the Company in its sole discretion, at no cost to the Company; and you will have no further right, title or interest in or to the Award or shares of Stock underlying the forfeited portion of the Award.

Notwithstanding the foregoing, in the event of a termination of your continuous employment due to your death or Disability, a prorated portion of the unvested portion of the Award that is then outstanding will vest, based upon the full months of the applicable vesting period elapsed as of the end of the month in which the Termination of Employment due to Disability or death over the total number of months in such period.

Hvis du opsiges med Gyldig Grund eller for misligholdelse af en mellem dig og Selskabet (eller noget Datterselskab eller Tilknyttet Selskab) indgået fratrædelsesaftale eller lignende aftale, bortfalder Tildelingen automatisk og øjeblikkeligt, idet du i så fald fortaber retten til de dertil knyttede Aktier eller kontantbetalinger, som du ellers ville have modtaget ved modning, og du vil til Selskabet skulle tilbagebetale det fulde provenu du måtte have opnået ved et salg eller gevinst opnået ved modning af Tildelingen.

In the event that you are Terminated for Cause or breach of a severance, separation, termination or other similar agreement entered into by you and the Company (or any of its Affiliates), the Award shall immediately and automatically be cancelled (without any further action by any party) and you will forfeit the Common Shares or cash received or payable on the vesting of the Award, and you will be required to repay to the Company the amount of any proceeds of the sale or gain realized on the vesting of the Award.

6. Økonomiske aspekter ved deltagelse i Planen

Tildelingen i henhold til Planen har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af Tildelingen og de bagvedliggende Aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i Aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Aktierne kendes ikke og kan ikke forudsiges med sikkerhed.

6. Financial aspects of participating in the Plan

The Plan offering has no immediate financial consequences for you. The value of the Award and Common Shares underlying the Award is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Common Shares are financial instruments and investing in shares will always have financial risk. The future value of the Common Shares is unknown, indeterminable and cannot be predicted with certainty.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). The report must be filed electronically and the form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de).

Foreign Asset/Account Reporting Information. If Awardee’s acquisition of Common Shares under the Plan leads to a so-called “qualified participation” at any point during the calendar year, Awardee will need to report the acquisition when Awardee files Awardee’s tax return for the relevant year. A qualified participation is attained if (i) the value of the Common Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event Awardee holds 10% or more of the total Common Shares.

NETHERLANDS

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The RSUs offered by the Company are considered a private offering in Switzerland; therefore, such offer is not subject to registration in Switzerland. Neither this document nor any other materials relating to the RSUs (i) constitutes a prospectus as such term is understood pursuant to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an Employee, Director or Contractor or the Company or its Subsidiaries or Affiliates, and (iii) has been or will be filed with, approved, or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Terms & Conditions

Taxes. The following provision supplements Section 7 of the Award Agreement and Part A, Section 2 of this Appendix:

Without limitation to Section 7 of the Award Agreement and Part A, Section 2 of this Appendix, Awardee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Awardee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Awardee’s behalf.

Section 431 Election. As a condition of participation in the Plan and the vesting of the RSUs, Awardee agrees that, jointly with the Employer, he or she shall enter into the attached joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “Section 431 Election”), and that Awardee will not revoke such election at any time. The effect of the Section 431 Election will be to treat the Common Shares acquired pursuant to the RSUs as if such Common Shares were not Restricted Securities (for U.K. tax purposes only). Awardee must enter into the Section 431 Election concurrent with the execution of the Award Agreement (or such later time as permitted by the Company but in no event later than 14 days after the acquisition of the Common Shares).

IMPORTANT NOTE: By accepting the RSUs through the Company’s online acceptance procedure, Awardee is agreeing to be bound by the terms of the Section 431 Election. Awardee should read the terms of the Section 431 Election carefully before accepting the Award Agreement and the Section 431 Election. If requested by the Company, Awardee agrees to execute the Section 431 Election in hard copy even if Awardee has accepted the Award Agreement through the Company’s online acceptance.

Participants in the United Kingdom

RIVIAN AUTOMOTIVE, INC.

2015 LONG-TERM INCENTIVE PLAN

Joint Election under section 431(1) of the ITEPA 2003

for full disapplication of Chapter 2 of the ITEPA 2003

Two Part Election

Part A–To be completed by employee

1.	Between

the Employee who has obtained authorized access to the joint election

and

RIV UK Engineering Limited, of Company Registration Number 11177198 (who is the Employee’s employer).

2.	Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant income tax and National Insurance contribution (“NICs”) purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional income tax will be payable (with PAYE and NICs where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NICs due by reason of this election. Should this be the case, there is no income tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	All securities

Description of securities	Common Shares

Name of issuer of securities	Rivian Automotive, Inc.

To be acquired by the Employee on or after the date of this Election under the terms of the Rivian Automotive, Inc. 2015 Long-Term Incentive Plan.

4.	Extent of Application

This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.

5.	Declaration

This election will become irrevocable upon the later of its electronic acceptance, signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.

6.

Employee acknowledges that by accepting the RSUs (whether by clicking on the “ACCEPT” box where indicated in the Company’s electronic acceptance procedure or by signing the Award Agreement in hard copy) or by signing this Election (whether by hard copy or electronically), the Employee hereby agrees (inter alia) to be bound by the terms of this Joint Election under 431 ITEPA 2003 as set out in this provision.

/ /
Signature (Employee)	Date

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.